UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2013

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Boulevard, Suite 450, Beverly
Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement

On March 20, 2013, we entered into five separate debt settlement and subscription agreements between our company and five creditors whereby we settled debt in the aggregate principal amount of $43,750 with the issuance of an aggregate of 875,000 common shares of our company at a deemed price of $0.05 per share.

Item 3.02         Unregistered Sales of Equity Securities

On April 5, 2013, we issued 875,000 shares of our common stock at a deemed price of $0.05 per share pursuant to the debt settlement and subscription agreements referred to above.

We issued the aggregate of 875,000 common shares to five (5) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits

10.1	Form of Debt Settlement And Subscription Agreement between our company and certain creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

/s/ Dave Ashby
Dave Ashby
President and Director

Date: May 3, 2013